UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2020

AVIAT NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33278	20-5961564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Parker Dr., Suite C100A, Austin, Texas		78728
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 941-7100

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AVNW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required herein is incorporated by reference to Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2020, Aviat Networks, Inc. (“Aviat” or the “Company”) announced the appointment of Peter Smith as President and Chief Executive Officer of Aviat, effective January 2, 2020, pursuant to an employment agreement (the “Employment Agreement”) with him.

Mr. Smith has over 20 years of experience in business management and leadership, including leading organic and acquisitive growth, operational excellence and profit and loss management at companies across multiple industries. Before joining the Company, Mr. Smith, age 54, was Senior Vice President US Windows and Canada for Jeld-Wen, a manufacturer of windows and doors, since 2017. From 2013 to 2017, Mr. Smith served as President, Transportation and Industrial Segment, for Polypore International, a manufacturer of microporous membranes, where he implemented a strategy for growth in a stagnant lead acid separator business and helped prepare the formerly-public company for its sale to the Asahi Kasei Group in 2015. From 2011 to 2013, Mr. Smith was the Chief Executive Officer and a director of Voltaix Inc., a supplier to the semiconductor industry, until its sale to Air Liquide. Mr. Smith also served on the board of directors of Soleras Advanced Coatings, a specialty materials company, from 2015 to 2018. Earlier in his career, Mr. Smith held a number of executive operational and leadership positions at Cooper Industries’ industrial wireless business, Dover Knowles Electronics’ semiconductor components business and Honeywell Corporation’s specialty materials business. Mr. Smith has a Bachelor of Science degree in Material (Ceramics) Engineering from Rutgers University, received his PhD in Material Science and Engineering from Rutgers University and holds a Master of Business Administration degree from Arizona State University.

Pursuant to the Employment Agreement, Mr. Smith will receive an annual base salary of $400,000 and be eligible for cash bonus payments of up to an annual aggregate of 70% (with partial years to be paid on a pro-rated basis), subject to the terms of the Company’s Annual Incentive Plan for 2020 and the discretion of the Company’s board of directors.

Mr. Smith will also receive restricted stock units (“RSUs”) pursuant to his Employment Agreement. He will receive 18,750 RSUs which shall vest if and when the price of the Company’s common stock reaches $22.50, subject to his continuous employment from the grant date until such vesting date. If a vesting threshold is not reached by January 2, 2022, those RSUs shall be cancelled and given no further effect. Mr. Smith will also receive 27,750 RSUs which shall vest if and when the price of the Company’s common stock reaches $30.00, subject to his continuous employment from the grant date until such vesting date. If a vesting threshold is not reached by January 2, 2023, those RSUs shall be cancelled and given no further effect. In addition, subject to the approval of the Company’s board of directors, Mr. Smith is eligible to participate in the Company’s long-term equity incentive plan beginning in fiscal year 2022.

Mr. Smith employment is at will, and his employment may be terminated by him or the Company at any time, with or without cause or notice.

In the event that Mr. Smith resigns from the Company without “good reason” or Mr. Smith’s employment is terminated by the Company for “cause,” each as defined in the Employment Agreement, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment. If Mr. Smith’s employment is terminated by reason of death, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of such termination, except that his estate will receive a pro rata portion of any short-term incentive bonus that he would have earned during the incentive bonus period in which his employment terminates.

If Mr. Smith’s employment is terminated by the Company without cause or in connection with a long-term disability, or if Mr. Smith resigns from his employment for good reason, Mr. Smith will be entitled to the following severance benefits as long as he signs a general release in favor of the Company:

•	all compensation and benefits that are earned but unpaid through the date of termination;
•	severance payments at Mr. Smith’s final base salary rate for a period of 12 months following such termination;
•	payment of premiums necessary to continue group health insurance under COBRA for a period of up to 12 months following such termination;
•	the prorated portion of any incentive bonus that Mr. Smith would have earned, if any, during the incentive bonus period in which Mr. Smith’s employment terminates; and
•	with respect to any stock options or other equity-related awards, vesting will cease upon Mr. Smith’s termination date, but he will be entitled to purchase any vested shares of stock that are subject to options until the earlier of (a) 12 months following the termination date or (b) the date on which the applicable options expire.

If, within 12 months following any “change of control” (as defined in the employment agreement), Mr. Smith is terminated by the Company without cause or if he resigns from his employment for good reason and signs a release in favor of the Company, he will be entitled to the severance benefits and payments described above, except that he will receive a payment (in lieu of the incentive bonus described above) equal to his target incentive bonus for the year in which his employment terminates. Such payment will be made to Mr. Smith within 15 days following the date on which a general release becomes irrevocable. The Company will also accelerate the vesting of all unvested stock options granted to Mr. Smith by the Company, and all other then-unvested equity-related awards that vest based solely on continued employment by the Company or its affiliates (unless the terms of such other equity-related awards expressly provide that there is not to be any such acceleration). The total cash compensation pursuant in connection with a change of control shall not exceed $750,000.

The Company has also agreed to compensate Mr. Smith for temporary living expenses in Austin, Texas for three months, up to $10,000 per month, and relocation expenses up to $75,000.

Mr. Smith is subject to non-compete provisions during the term of the employment agreement and non-solicitation covenants during the term of his employment agreement and for 12 months after his employment terminates.

Mr. Smith has not engaged in a related party transaction with the Company during the last two fiscal years, and there are no family relationships between Mr. Smith and any of Aviat’s executive officers or directors.

Effective as of January 2, 2020, the Company’s prior Interim President and Chief Executive Officer, Stan Gallagher, will continue serving the Company in his role as Chief Operating Officer and Principal Financial Officer.

The foregoing summary description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference. A copy of the press release announcing Mr. Smith’s appointment is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 2, 2020, between Aviat Networks, Inc. and Peter Smith.
99.1	Press Release, dated January 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

Date: January 2, 2020	By:	/s/ Walter Stanley Gallagher, Jr.
		Name:	Walter Stanley Gallagher, Jr.
		Title:	Chief Operating Officer and Principal Financial Officer